UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2022
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 12, 2022, Post Holdings, Inc. (the “Company”) issued 2.50% convertible senior notes maturing in 2027 (the “Notes”) at par in an aggregate principal amount of $575.0 million to certain persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Purchase Agreement, dated as of August 9, 2022, among the Company, the guarantors party thereto and the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days beginning on, and including, the date the Notes were first issued, up to an additional $75.0 million in aggregate principal amount of the Notes. The Notes issued on August 12, 2022 included $75.0 million in aggregate principal amount of the Notes issued pursuant to the full exercise by the initial purchasers of such option.
The Notes were issued pursuant to, and are governed by, an Indenture, dated as of August 12, 2022, among the Company, the guarantors from time to time party thereto and Computershare Trust Company, N.A., as trustee (the “Indenture”).
The Company will pay interest on the Notes at an annual rate of 2.50%, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2023. Additional interest and special interest may accrue on the Notes under certain circumstances described in the Indenture. The Notes will mature on August 15, 2027 (the “Maturity Date”), unless earlier converted, redeemed or repurchased.
The Notes are fully and unconditionally guaranteed, on a senior, unsecured basis, by each of the Company’s subsidiaries that guarantee its existing senior notes (the “Guarantors”). Going forward, any domestic wholly owned subsidiary of the Company that guarantees any of the Company’s existing senior notes or any other debt securities issued by the Company in the form of senior unsecured notes or convertible or exchangeable notes will be required to guarantee the Notes.
The Notes are the Company’s senior, unsecured obligations and are:
•equal in right of payment with the Company’s existing and future senior, unsecured indebtedness;
•senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes;
•effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and
•structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s non-guarantor subsidiaries.
The guarantee of each Guarantor is such Guarantor’s senior, unsecured obligation and is:
•equal in right of payment with such Guarantor’s existing and future senior, unsecured indebtedness;
•senior in right of payment to such Guarantor’s existing and future indebtedness that is expressly subordinated to the guarantee;
•effectively subordinated to such Guarantor’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and
•structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent that such Guarantor is not a holder thereof) preferred equity, if any, of such Guarantor’s non-guarantor subsidiaries.
The Notes are convertible into shares of the Company’s common stock, par value $.01 per share (“Common Stock”), only in the following circumstances:
•during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2022, if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;
•during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “Measurement Period”) if the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per share of the Common Stock on such trading day and the conversion rate on such trading day;
•upon the occurrence of certain corporate events or distributions on the Common Stock, as described in the Indenture;
•if the Company calls the Notes for redemption; and
•at any time from, and including, May 15, 2027, until the close of business on the second scheduled trading day immediately before the Maturity Date.
The Company will settle conversions by paying or delivering, as applicable, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election. If cash settlement or combination settlement applies to a conversion, then the consideration due upon conversion will be determined over an observation period consisting of 30 “VWAP trading days” (as defined in the Indenture). The initial conversion rate is 9.4248 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $106.10 per share of Common Stock, and is subject to adjustment as described in the Indenture.
If a “make-whole fundamental change” (as defined in the Indenture) occurs, then the Company will, in certain circumstances, increase the conversion rate for a specified period of time.
The Notes will be redeemable, in whole or in part (subject to the partial redemption limitation described in the Indenture), at the Company’s option at any time, and from time to time, on or after August 20, 2025 and on or before the 35th scheduled trading day immediately before the Maturity Date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of Common Stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice, and (2) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to such Note, in which case the conversion rate applicable to the conversion of such Note will be increased in certain circumstances if it is converted after it is called for redemption and prior to the close of business on the business day immediately preceding the related redemption date.
If a “fundamental change” (as defined in the Indenture) occurs, then, except as described in the Indenture, holders of Notes may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the “fundamental change repurchase date” (as such term is defined in the Indenture).
The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) a default in the payment when due of the principal of, or the redemption price or fundamental change repurchase price for, any Note; (ii) a default for 30 consecutive days in the payment of interest when due on any Note; (iii) the failure to deliver when required by the Indenture a fundamental change notice or a notice with respect to certain conversion events; (iv) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto; (v) a default in the Company’s obligations in connection with certain business combination events; (vi) a default in the observance or performance of any covenant or agreement contained in the Indenture or the Notes; (vii) a default in failure to pay certain other indebtedness or the acceleration of certain other indebtedness; (viii) the failure to pay certain final judgments; (ix) certain events of bankruptcy or insolvency; and (x) any guarantee ceasing to be in full force and effect or any Guarantor denying or disaffirming its obligations under its guarantee. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.
Attached as Exhibit 4.1 to this Current Report and incorporated herein by reference is a copy of the Indenture, and the foregoing description of the terms of the Indenture is qualified in its entirety by reference to such exhibit.
Item 3.02.    Unregistered Sales of Equity Securities.
The disclosure set forth in Item 2.03 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance on Section 4(a)(2) of the Securities Act, in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance on Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 6,367,665 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 11.0742 shares of common stock per $1,000 principal amount of the Notes, which is subject to customary anti-dilution adjustment provisions.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Indenture (2027 Convertible Notes), dated as of August 12, 2022, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as trustee
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2022	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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